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                                                                    EXHIBIT 5.01


                               September 18, 1998


Intuit Inc.
2535 Garcia Avenue
Mountain View, CA  94043

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you on or about September 18, 1998 with the Securities and Exchange Commission (the "Commission") in connection with the proposed issuance and sale, from time to time by you of (a) shares of your common stock, $0.01 par value (the "Common Stock"), (b) shares of your preferred stock, $0.01 par value, in one or more series (the "Preferred Stock") and (c) your debt securities, in one or more series (the "Debt Securities"), having an aggregate public offering price of up to $473,750,000. (The Common Stock, Preferred Stock and Debt Securities are referred to, collectively, as the "Securities.") The Common Stock, the Preferred Stock and the Debt Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Subordinated Trustee"). The Debt Securities are to be issued in the forms of Debt Securities included in the Indentures filed as exhibits to the Registration Statement.

      In rendering this opinion, we have examined the following:

      (1) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of Delaware on September 17, 1998;

      (2) the Bylaws of the Company as certified by the Secretary of the Company on April 30, 1998;

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Intuit Inc.
September 18, 1998
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      (3)   the Registration Statement, together with the Exhibits filed as a part thereof, in connection with the Registration Statement;

      (4)   the Prospectus prepared in connection with the Registration
            Statement;

      (5) the resolutions of your Board of Directors adopted at a meeting on September 16, 1998 with respect to the Registration Statement and Securities and certified by the Assistant Secretary of the Company;

      (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

      (7) a statement from the Company as of the date hereof as to the number of (i) outstanding shares of the Company's Common Stock, (ii) outstanding options, warrants and rights to purchase Common Stock and (iii) any additional shares of Common Stock reserved for future issuance in connection with the Company's stock option and purchase plans and all other plans, agreements or rights; and

      (8) the Company's fiscal 1997 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and current Reports on Form 8-K.

      We have also confirmed the continued effectiveness of the Company's registration under the Securities Act of 1934, as amended, by telephone call to the offices of the Commission.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinions expressed herein are not accurate.

      Based upon the foregoing, we are of the opinion that:

      1. When the issuance of shares of Common Stock has been duly authorized by appropriate corporate action, the Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any of the Preferred Stock or Debt Securities, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, as amended as of the date of such issuance, sale and delivery, will be validly issued, fully paid and nonassessable.
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Intuit Inc.
September 18, 1998
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      2. When (a) the terms of any particular series of the Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of the Preferred Stock, (b) a statement of designation conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (c) shares of such series of the Preferred Stock have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, as amended as of the date of such issuance, sale and delivery, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the Preferred Stock will be validly issued, fully paid and nonassessable.

      3. When (a) the Indenture filed as Exhibit 4.01 or 4.02 to the Registration Statement under which any Debt Securities will be issued has been duly executed and delivered and qualified under the Trust Indenture Act of 1939, as amended, (b) any supplemental indenture supplementing the Indenture under which any of the Debt Securities will be issued has been duly executed and delivered, (c) the terms of such Debt Securities have been established in accordance with the appropriate Indenture, supplemental indenture and the resolutions of the Company's Board of Directors authorizing the creation, issuance and sale of such Debt Securities, (d) such Debt Securities have been executed and authenticated in accordance with the terms of the appropriate indenture and (e) such Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the appropriate Indenture and Supplemental Indenture and the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, as amended as of the date of such issuance, sale and delivery, such Debt Securities will be will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable, subject to bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

      In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement will have been declared effective under the Securities Act, that the authorization of the Securities will be applicable to such Security and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

      You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, you will advise us in writing of the terms thereof and other
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Intuit Inc.
September 18, 1998
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information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and will modify the Indenture, the Senior Indenture and related documents accordingly.

      We are members of the Bar of the State of California, and the foregoing opinion is limited to the existing laws of the State of California, the existing General Corporation Law of the State of Delaware without reference to case law or secondary sources, and the federal laws of the United States of America.

      Since we are admitted to practice law in the State of California, we express no opinion as to whether or not the laws of any jurisdiction other than those identified and limited above, are applicable to the Indentures. Since the laws of New York are named in the Indentures as the governing law, in giving this opinion, we have assumed that the laws of New York are the same as the relevant laws of California and that the choice of laws of the State of New York as the governing law of the Indentures would be given effect.

      We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto.

      This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    /s/ Fenwick & West LLP


                                    Fenwick & West LLP